Deloitte & Touche
                                   Deloitte & Touche LLP
                                   Telephone: (214) 777-7000
                                        Suite 1600
                                   Chase Tower
                                  2200 Ross Avenue
                                               Dallas, Texas
75201-6778

November 6, 1998




Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549
Dallas, Texas 75248

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Amrecorp Realty Fund 11 (Commission File No. 2-
90654) dated November 6, 1998.

Yours truly,


/s/ Deloitte & Touche




Deloitte & Touche
Tohmatsu